Offshore Logistics, Inc.

224 Rue De Jean – 70508
Post Office Box 5C
Lafayette, Louisiana 70505
Tel: (337) 233-1221
Fax: (337) 235-6678

PRESS RELEASE

OFFSHORE LOGISTICS, INC. ANNOUNCES EARNINGS
FOR THE FIRST FISCAL QUARTER ENDED
JUNE 30, 2003

LAFAYETTE, LOUISIANA (August 6, 2003) – Offshore Logistics, Inc. (NYSE: OLG) today reported net income for the first quarter ended June 30, 2003 of $8.3 million, or $0.35 per diluted share, on revenues of $134.8 million, compared to net income of $9.5 million, or $0.39 per diluted share, on revenues of $135.4 million for the first quarter ended June 30, 2002.

George Small, Chief Executive Officer and President of Offshore Logistics, Inc. said, “Activity levels improved in our North American Operations due mainly to better weather conditions compared to the prior quarter, although we are still below the activity levels experienced during the same quarter last year. Weakness in drilling activity in the Gulf of Mexico continues to keep pressure on our domestic earnings. Margins have improved across all of our major operations over that reported in March due to increased flight activity and are on par with, or somewhat below that reported in the year ago quarter. I am very pleased that, once again, our International Operations posted quarter over quarter growth in flight hours and revenue, and believe that additional opportunities lie ahead. In particular, we see potential growth in West Africa and Mexico.”

Small continued, “I am also pleased that the recently completed debt refinancing was a great success. This will give us the financial flexibility to upgrade and replace our fleet and facilities while maintaining a strong and stable balance sheet.”

OLOG will conduct a telephonic conference to discuss its first quarter results with analysts, investors and other interested parties at 10:00 a.m. Central Time on Thursday August 7, 2003. Individuals wishing to access the conference call should dial (877) 822-9020 for domestic callers and (706) 679-7181 for international callers, approximately five to ten minutes prior to the start time. Please reference the Offshore Logistics, Inc. conference call hosted by George Small Conference ID No. 1924735. A replay of the conference call will be available two hours after completion of the teleconference. To hear that recording, dial (800) 642-1687 for domestic callers and (706) 645-9291 for international callers, and enter Conference ID number 1924735. The replay will be available until 11:59 PM EST, August 13, 2003.

Offshore Logistics, Inc. is a major provider of helicopter transportation services to the oil and gas industry worldwide. Through its subsidiaries, affiliates and joint ventures, the Company provides transportation services in most oil and gas producing regions including the United States Gulf of Mexico and Alaska, the North Sea, Africa, Mexico, South America, Australia, Egypt and the Far East. The Company’s Common Stock is traded on the New York Stock Exchange under the symbol OLG.

The tabulated results for the periods ended June 30, 2003 and 2002, are as follows (amounts in thousands, except earnings per share):

	Three Months Ended June 30,
	2003	2002
Revenue	$134,750	$135,356

Net Income	$8,268	$9,482

BASIC:
Earnings per common share	$0.37	$0.42

Weighted average number of
common shares outstanding	22,511	22,314

DILUTED:
Earnings per common share	$0.35	$0.39

Weighted average number of
common shares outstanding
and assumed conversions	26,620	26,500

Selected operating data:

	Three Months Ended June 30,
	2003	2002
	(in thousands, except flight hours)
Flight hours (excludes unconsolidated affiliates):
Helicopter Activities:
North American Operations	30,878	35,115
North Sea Operations	11,401	12,466
International Operations	20,907	19,645
Technical Services	213	398

Total	63,399	67,624

Operating revenue:
Helicopter Activities:
North American Operations	$37,825	$39,173
North Sea Operations	44,983	45,883
International Operations	41,734	37,920
Technical Services	6,813	11,430
Less: Intercompany	(7,635)	(9,930)

Total	123,720	124,476
Production Management Services	11,673	12,010
Corporate	2,883	3,049
Less: Intercompany	(4,383)	(4,466)

Consolidated total	$133,893	$135,069

Operating income:
Helicopter Activities:
North American Operations	$3,805	$3,984
North Sea Operations	5,379	5,539
International Operations	6,399	6,799
Technical Services	144	744

Total	15,727	17,066
Production Management Services	623	895
Corporate	(734)	(827)
Gain on disposal of assets	857	287

Consolidated total	$16,473	$17,421

Operating margin:
Helicopter Activities:
North American Operations	10.1%	10.2%
North Sea Operations	12.0%	12.1%
International Operations	15.3%	17.9%
Technical Services	2.1%	6.5%
Total	12.7%	13.7%
Production Management Services	5.3%	7.5%
Consolidated total	12.3%	12.9%

Statements contained in this press release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements contained in this press release include the possibility that an increase in the rig count will not occur in the Gulf of Mexico and that our activity in Western Africa and Mexico does not increase. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s report on Form 10-K for the year ended March 31, 2003. Copies of these may be obtained by contacting the Company or the SEC.

Investor Relations Contact:
H. Eddy Dupuis
Phone: (337) 233-1221
Fax: (337) 235-6678
investorrelations@olog.com

OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES
Consolidated Statements of Income

	Three Months Ended June 30,
	2003	2002
	(in thousands, except per share amounts)
Gross revenue:
Operating revenue	$133,893	$135,069
Gain on disposal of assets	857	287

	134,750	135,356
Operating expenses:
Direct cost	99,826	100,671
Depreciation and amortization	10,104	8,941
General and administrative	8,347	8,323

	118,277	117,935

Operating income	16,473	17,421
Earning from unconsolidated affiliates, net	1,903	1,783
Interest income	404	338
Interest expense	3,965	3,676
Other income (expense), net	(2,274)	(1,744)

Income before provision for income taxes and minority interest	12,541	14,122
Provision for income taxes	3,763	4,237
Minority interest	(510)	(403)

Net income	$8,268	$9,482

Net income per common share:
Basic	$0.37	$0.42

Diluted	$0.35	$0.39

OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2003	March 31, 2003
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$62,786	$56,800
Cash and temporary investments on deposit from debt extinguishment	196,615	--
Accounts receivable	121,708	119,012
Inventories	123,574	118,846
Prepaid expenses and other	43,698	8,443

Total current assets	548,381	303,101
Investments in unconsolidated affiliates	29,991	27,928
Property and equipment - at cost:
Land and buildings	17,003	16,671
Aircraft and equipment	741,612	703,111

	758,615	719,782
Less: Accumulated depreciation and amortization	(205,829)	(193,555)

	552,786	526,227
Other assets	51,662	48,775

	$1,182,820	$906,031

LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
Accounts payable	$30,589	$29,666
Accrued liabilities	63,163	64,181
Deferred taxes	79	33
Current maturities of long-term debt	23,544	96,684
Current maturities related to debt extinguishment	190,922	--

Total current liabilities	308,297	190,564
Long-term debt, less current maturities	265,886	136,134
Other liabilities and deferred credits	125,468	120,035
Deferred taxes	84,695	81,082
Minority interest	17,842	16,555
Stockholders' Investment:
Common Stock, $.01 par value, authorized 35,000,000
shares; 22,513,421 outstanding at June 30, 2003 and 22,510,921 at
March 31, 2003
(exclusive of 1,281,050 treasury shares)	225	225
Additional paid-in capital	139,085	139,046
Retained earnings	307,766	299,498
Accumulated other comprehensive income (loss)	(66,444)	(77,108)

	380,632	361,661

	$1,182,820	$906,031